UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2026

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301, Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to that certain Credit Agreement, dated March 4, 2022, by and among ProFrac Holdings II, LLC, a Texas limited liability company (the “Borrower”), ProFrac Holdings, LLC, a Texas limited liability company, (“Holdings”), the other Guarantors party thereto, each of the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Agent and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). On March 3, 2026, the parties to the Credit Agreement entered into the Ninth Amendment to Credit Agreement (the “Ninth Amendment” and the Credit Agreement, as amended by the Ninth Amendment, the “Amended Credit Agreement”). Capitalized terms used and not otherwise defined in this summary of the Ninth Amendment have the meanings provided in the Amended Credit Agreement.

The Ninth Amendment provided for, inter alia, the following changes to the Credit Agreement (a) maximum availability was reduced to $275.0 million, (b) scheduled maturity was extended six months to September 3, 2027, (c) the applicable margin for SOFR rate loans was revised to range from 1.75% to 2.25%, subject to step-ups of 0.25% at three month intervals following the amendment effective date, up to a range from 3.00% to 3.50%, (d) the unused line fee was revised to 0.375% at all times, (e) certain negative covenant exceptions were curtailed or removed and (f) the $15.0 million minimum liquidity covenant was replaced with a $45.0 million minimum availability covenant.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Ninth Amendment to Credit Agreement, dated as of March 3, 2026, by and among ProFrac Holdings II, LLC, a Texas limited liability company, ProFrac Holdings, LLC, a Texas limited liability company, the other Guarantors party hereto, each of the Lenders party hereto and JPMorgan Chase Bank, N.A., as the agent and the collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

Dated: March 9, 2026	By:	/s/ Steven Scrogham
Steven Scrogham
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary